UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 17, 2008

Lifetime Brands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19254	11-2682486
(Commission File Number)	(IRS Employer Identification No.)

1000 Stewart Avenue, Garden City, New York, 11530

(Address of Principal Executive Offices)(Zip Code)

(Registrant’s Telephone Number, Including Area Code)516-683-6000

(Former Name or Former Address, if Changed Since Last Report)N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On April 22, 2008, Lifetime Brands, Inc. (the “Company”) filed a Form 8-K to report that the Company had entered into Amendment No. 2 to the Company’s Second Amended and Restated Credit Agreement (the “Amended Agreement”). A copy of the Amended Agreement was attached to that Form 8-K as Exhibit 99.1. Subsequent to filing that report, it was discovered that the Amended Agreement contained a typographical error with respect to its description of the Interest Coverage Ratio wherein it incorrectly stated, “The Borrower shall not permit the Interest Coverage Ratio as of the last day of any fiscal quarter during each period set forth below to be greater [emphasis added] than the ratio set forth below with respect to such period:”, rather than “The Borrower shall not permit the Interest Coverage Ratio as of the last day of any fiscal quarter during each period set forth below to be less [emphasis added] than the ratio set forth below with respect to such period:” The Company hereby amends its Form 8-K filed on April 22, 2008 to provide a copy of the Amended Agreement that has been revised to correct the above typographical error.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibit
99.1

Amendment No. 2 to Second Amended and Restated Credit Agreement by and among Lifetime Brands, Inc., Lenders party hereto, Citibank, N.A. and Wachovia Bank, National Association, as Co-Documentation Agents, JP Morgan Chase Bank, N.A., as Syndication Agent and HSBC Bank USA, National Association, as Administrative Agent.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lifetime Brands, Inc.
By:	/s/ Laurence Winoker
Laurence Winoker
Senior Vice President – Finance, Treasurer and Chief Financial Officer

Date: April 24, 2008